                                  SCHEDULE 14A

                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/

    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement

                            CNET, INC.
    ----------------------------------------------------------------------------
                  (Name of Registrant as Specified In Its Charter)

                  BOARD OF DIRECTORS OF CNET, INC.
    ----------------------------------------------------------------------------
                     (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

--------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                   CNET, INC.
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 1997

                             ---------------------

    As a stockholder of CNET, Inc. (the "Company"), you are hereby given notice of and invited to attend in person or by proxy the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Hyatt Fisherman's Wharf, 55 North Point Street, San Francisco, California 94133, on Thursday, May 22, 1997, at 9:00 a.m., local time, for the following purposes:

         1. To elect three Class I Directors for a three-year term;

         2. To approve the adoption of the CNET, Inc. 1997 Stock Option Plan;

         3. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for fiscal year 1997; and

         4. To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

    The Board of Directors has fixed the close of business on April 10, 1997 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed.

    YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, MANAGEMENT DESIRES TO HAVE THE MAXIMUM REPRESENTATION AT THE ANNUAL MEETING AND RESPECTFULLY REQUESTS THAT YOU DATE, EXECUTE AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED STAMPED ENVELOPE FOR WHICH NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A proxy may be revoked by a stockholder any time prior to its use as specified in the enclosed proxy statement.

                                          By Order of the Board of Directors
                                          SHELBY W. BONNIE,

                                          EXECUTIVE VICE PRESIDENT, CHIEF
                                          OPERATING OFFICER, CHIEF FINANCIAL
                                          OFFICER AND SECRETARY

San Francisco, California
April 23, 1997

                            YOUR VOTE IS IMPORTANT.
                     PLEASE EXECUTE AND RETURN PROMPTLY THE
       ENCLOSED PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED HEREIN.

                                   CNET, INC.
                                  150 Chestnut
                        San Francisco, California 94111

                            ------------------------

                                PROXY STATEMENT
                               ------------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 1997

                             ---------------------

TO OUR STOCKHOLDERS:

    This Proxy Statement is furnished to stockholders of CNET, Inc. ("CNET" or the "Company") for use at the Annual Meeting of Stockholders to be held at the Hyatt Fisherman's Wharf, 55 North Point Street, San Francisco, California 94133, on Thursday, May 22, 1997, at 9:00 a.m., local time, or at any adjournment or adjournments thereof (the "Annual Meeting"). The enclosed proxy is being solicited by the Board of Directors of the Company and is subject to revocation at any time prior to the voting of the proxy. Unless a different choice is indicated, all duly executed proxies received by the Company will be voted in accordance with the instructions set forth on the back side of the proxy card. The record of stockholders entitled to vote at the Annual Meeting was taken at the close of business on April 10, 1997 (the "Record Date"). This Proxy Statement and the enclosed proxy card are being sent or given to stockholders on or about April 23, 1997.

                 VOTING PROCEDURES AND REVOCABILITY OF PROXIES

    The accompanying proxy card is designed to permit each stockholder of record at the close of business on the Record Date to vote with respect to the election of directors, the approval of the 1997 CNET, Inc. Stock Option Plan (the "1997 Plan"), the ratification of the Company's independent auditors, and on any other proposal properly brought before the Annual Meeting. The proxy card provides space for a stockholder to (a) vote in favor of or to withhold voting for each nominee for the Board of Directors, (b) vote for or against any proposal to be considered at the Annual Meeting, or (c) abstain from voting on any proposal other than election of directors if the stockholder chooses to do so. The election of directors will be decided by a plurality of the votes cast at the Annual Meeting by the holders of the Common Stock. For options granted under the 1997 Plan to qualify as incentive stock options, the 1997 Plan must be approved by a majority of the shares of Common Stock issued and outstanding as of the Record Date. In all other matters, the affirmative vote of a majority of the votes present or represented by proxy and entitled to be cast at the Annual Meeting by the holders of the Common Stock is required to take stockholder action.

    The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast by all holders of the Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, in person or by proxy, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Shares as to which authority to vote has been withheld with respect to any matter brought to a vote before the stockholders will not be counted as a vote in favor of such matter. Abstentions and broker nonvotes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. With respect to all matters other than the election of directors, an abstention will have the same effect as a vote against any specified proposal. A broker nonvote will have no effect on the outcome of any vote of the stockholders, except that a broker nonvote will have the same effect as a vote against the 1997 Plan with respect to the approval of the grant of incentive stock options under the 1997 Plan. Stockholders are urged to sign the accompanying proxy card and return it promptly.

    When a signed proxy card is returned with choices specified with respect to voting matters, the shares represented will be voted by the proxies designated on the proxy card in accordance with the stockholder's instructions. The proxies for the stockholders are Halsey M. Minor and Shelby W. Bonnie. A stockholder wishing to name another person as his or her proxy may do so by crossing out the names of the designated proxies and inserting the name(s) of such other person(s) to act as his or her proxy(ies). In that case, it will be necessary for the stockholder to sign the proxy card and deliver it to the person named as his or her proxy and for the person so named to be present and vote at the Annual Meeting. Proxy cards so marked should not be mailed to the Company.

    If a signed proxy card is returned and the stockholder has made no specifications with respect to voting matters, the shares will be voted (a) for the election of the three nominees for Class I Director, (b) for the adoption of the 1997 Plan, (c) for the ratification of KPMG Peat Marwick LLP as the Company's independent auditors for fiscal 1997, and (d) at the discretion of the proxies, on any other matter that may properly come before the Annual Meeting or any adjournment(s) of the Annual Meeting. Valid proxies will be voted at the Annual Meeting and at any adjournment(s) of the Annual Meeting in the manner specified.

    Any stockholder giving a proxy has the unconditional right to revoke it at any time before it is voted by any act inconsistent with the proxy, including notifying the Secretary of the Company in writing, executing a subsequent proxy or personally appearing at the Annual Meeting and casting a contrary vote. However, no revocation will be effective unless notice of such revocation has been received by the Company at or prior to the Annual Meeting.

    The total issued and outstanding shares of common stock, $.0001 par value per share (the "Common Stock"), as of April 10, 1997 consisted of 13,322,048 shares.

                    MATTERS TO BE BROUGHT BEFORE THE MEETING

PROPOSAL ONE--ELECTION OF CLASS I DIRECTORS

    Three persons, Shelby W. Bonnie, Douglas Hamilton and Eric Robison, each of whom is currently a Class I Director, are proposed to be re-elected as Class I Directors at the Annual Meeting. If elected, each director will hold office until the annual meeting of stockholders in the year 2000 or until his successor is duly elected and qualified. The election of directors will be decided by a plurality of the votes entitled to be cast at the meeting by the holders of the Common Stock. All nominees have consented to serve if elected, but, if any nominee becomes unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. Management has no reason to believe that any of the nominees will be unable to serve.

    Other nominations for election to the Board of Directors may be made by the Board of Directors, a nominating committee appointed by the Board of Directors or by any stockholder that has been the beneficial owner of at least $1,000 of Common Stock for at least one year. Nominations made by stockholders for next year's annual meeting must be made by written notice, certified mail, return-receipt requested and received by the Secretary of the Company by December 24, 1997. For information regarding each of the nominees for Class I Director, see "Management".

            THE BOARD OF DIRECTORS URGES STOCKHOLDERS TO VOTE "FOR"
               EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE

PROPOSAL TWO--APPROVAL OF THE CNET, INC. 1997 STOCK OPTION PLAN

    Effective as of April 16, 1997, the Board of Directors adopted the CNET, Inc. 1997 Stock Option Plan (the "1997 Plan"). A summary of the material features of the 1997 Plan follows. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the 1997 Plan, a copy of which is attached as EXHIBIT A and is incorporated herein by reference.

    GENERAL. The purpose of the 1997 Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide incentives to such personnel to promote the success of the business of the Company. The 1997 Plan provides for grants of stock options ("Options") to certain directors and to officers, employees and consultants of the Company and its subsidiaries. The 1997 Plan will be administered by the Compensation Committee of the Board of Directors or by the Board of Directors as a whole.

    As of March 31, 1997, the Company had options outstanding under its 1994 Stock Option Plan (the "1994 Plan") to purchase a total of 1,529,598 shares, and an additional 503,499 shares were available for future grants under the 1994 Plan. The Board is recommending adoption of the 1997 Plan in order to ensure that sufficient shares are available in the future to reward and motivate existing employees and to attract new employees. In light of the rapid growth experienced by the Company, the Board believes that it may be advisable to employ one or more new senior level managers during 1997 and that it would be necessary to offer significant equity compensation to attract the most qualified candidates for any such position.

    SHARES ISSUABLE THROUGH THE 1997 PLAN. A total of 1,000,000 shares of Common Stock are authorized and reserved for issuance upon the exercise of Options granted under the 1997 Plan. Proportionate adjustments will be made to the number of shares of Common Stock subject to the 1997 Plan in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock. The Board of Directors or the Compensation Committee may also provide additional anti-dilution protection to a participant under the terms of such participant's Option agreement. Shares of Common Stock subject to Options that are canceled, terminated or forfeited will again be available for issuance under the 1997 Plan.

    ADMINISTRATION OF THE 1997 PLAN. The Board of Directors or the Compensation Committee will administer the 1997 Plan and will have authority to select the participants that will be granted Options, based on its own determinations and the recommendations of management with respect to the contributions of each participant to the success of the Company. No single participant may receive options to purchase more than the total number of shares authorized for issuance under the 1997 Plan. The Board of Directors or the Compensation Committee will also have authority to terminate the plan or accelerate vesting of Options, to determine the nature, extent, timing, exercise price, vesting and duration of Options, to prescribe all other terms and conditions consistent with the 1997 Plan, to interpret the 1997 Plan, to establish any rules or regulations relating to the 1997 Plan that it determines to be appropriate, and to make any other determination that it believes necessary or advisable for the proper administration of the 1997 Plan.

    GRANT OF OPTIONS. The Board of Directors or the Compensation Committee may grant nonqualified stock options or incentive stock options to purchase shares of Common Stock; provided that, if the Compensation Committee does not consist entirely of non-employee directors, then grants of Options to officers, directors, and 10% shareholders must be approved by the Board of Directors as a whole. The grant of Options will be evidenced by option agreements containing such terms and provisions as are determined and approved by the Board of Directors or the Compensation Committee, including, but not limited to, the term of the Option, vesting of the Option, and the exercise price of the Option. The Option exercise price may be paid in cash, or, at the Company's option, in shares of Common Stock.

    OPTION EXPIRATION AND TERMINATION. Subject to the expiration and termination provisions of individual option agreements, qualified incentive stock Options expire ten years after the date of grant or, if held by a ten percent stockholder, such Options expire five years after the date of grant. The expiration and termination periods of nonqualified stock options will be determined by the Board of Directors or the Compensation Committee and set forth in the individual Option agreements.

    Subject to the expiration and termination provisions of individual option agreements, if a participant dies or becomes disabled, all vested Options may be exercised at any time within one year (or the remaining term of the Option, if less). If a participant ceases to be a Company employee for any other reason, he or she must exercise any vested Options within ninety days (or the remaining term of the Option, if less).

    AMENDMENTS TO THE 1997 PLAN. The Board of Directors may amend or discontinue the 1997 Plan at any time, subject to certain restrictions set forth in the 1997 Plan. For example, the Board of Directors could amend the 1997 Plan to increase the number of shares reserved for issuance thereunder. Except in limited circumstances, no amendment or discontinuance may adversely affect any previously granted Option award without the consent of the recipient thereof.

    FEDERAL INCOME TAX CONSEQUENCES. The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations and does not purport to be complete. Reference should be made to the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"). There also may be state, local and foreign income tax consequences applicable to transactions involving Options. In addition, the following description does not address specific tax consequences applicable to an individual participant who receives an incentive Option and does not address special rules that may be applicable to directors and officers.

    Under existing federal income tax provisions, a participant who receives stock options will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes, upon the grant of an Option.

    When a non-qualified stock option granted pursuant to the 1997 Plan is exercised, the employee generally will realize ordinary income (compensation) measured by the difference between the aggregate purchase price of the Common Stock as to which the option is exercised and the aggregate fair market value of the Common Stock on the exercise date, and the Company generally will be entitled to a deduction in the year the Option is exercised equal to the amount the employee is required to treat as ordinary income. Any taxable income recognized in connection with a non-qualified stock option exercised by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. The basis for determining gain or loss upon a subsequent disposition of Common Stock acquired upon the exercise of a non-qualified stock option will be the purchase price paid to the Company for the Common Stock increased by an amount included in the optionee's taxable income resulting from the exercise of such option. The holding period for determining whether gain or loss on such subsequent disposition is short-term or long-term generally begins on the date on which the optionee acquires the Common Stock.

    An employee generally will not recognize any income upon the exercise of an incentive stock option, but the exercise may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided that the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the "Required Holding Periods"). An employee disposing of such shares before the expiration of the Required Holding Periods will recognize ordinary income equal to the lesser of (i) the difference between the option price and the fair market value of the stock on the date of exercise, or (ii) the total amount of gain realized. The remaining gain or loss is generally treated as short term or long term gain or loss depending on how long the shares are held. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares of Common Stock received upon exercise before the expiration of the Required Holding Periods.

    STOCKHOLDER APPROVAL. The affirmative vote of the holders of a majority of the total votes cast with respect to the 1997 Plan proposal is required to approve the 1997 Plan. For Options granted under the 1997 Plan to qualify as incentive stock options, the 1997 Plan must be approved by the affirmative votes of the holders of a majority of the shares of Common Stock issued and outstanding as of the Record Date. If the 1997 Plan is approved by a vote that does not constitute a majority of the shares of Common Stock issued and outstanding, then any Option granted under the 1997 Plan will be a nonqualified Option. In considering whether to vote for approval of the 1997 Plan, stockholders should be aware that each of the directors, nominees for director and executive officers will be eligible for Option grants under the 1997 Plan. The Board of Directors believes that the 1997 Plan is in the best interest of the Company and its stockholders.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
               APPROVAL OF THE CNET, INC. 1997 STOCK OPTION PLAN

PROPOSAL THREE--RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS.

    KPMG Peat Marwick LLP, independent certified public accountants, served as independent auditors for the Company for the fiscal year ended December 31, 1996 and has reported on the Company's financial statements. The Board of Directors, upon the recommendation of the Audit Committee, has selected KPMG Peat Marwick LLP as the Company's independent auditors for fiscal year 1997 and recommends that the stockholders ratify this selection. The Board of Directors has been advised that KPMG Peat Marwick LLP has no relationship with the Company or its subsidiaries.

    A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

    Stockholder ratification is not required for the selection of KPMG Peat Marwick LLP as the Company's independent auditors for fiscal year 1997 because the Board of Directors has responsibility for selection of the Company's independent auditors. The selection is being submitted for ratification with a view toward soliciting the opinion of stockholders, which opinion will be taken into consideration in future deliberations.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE RATIFICATION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table and notes thereto set forth certain information with respect to the beneficial ownership of the Company's Common Stock as of April 10, 1997 by (a) the Company's chief executive officer ("CEO") and the Company's four most highly compensated executive officers (other than the CEO) who were serving as executive officers as of December 31, 1996 (the "Named Executive Officers"), (b) each director of the Company, (c) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, and (d) all executive officers and directors of the Company as a group. Except as otherwise indicated, each of the stockholders named below has sole voting and investment power with respect to the shares of Common Stock beneficially owned, subject to community property laws where applicable:

                                                                   AMOUNT AND
                                                                   NATURE OF        PERCENT OF
                                                                   BENEFICIAL       OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                              OWNERSHIP(1)        SHARES
-------------------------------------------------------------  ------------------  -------------
Halsey M. Minor .............................................         2,719,600(2)        20.4%
  150 Chestnut Street
  San Francisco, CA 94111

Shelby W. Bonnie ............................................         3,172,085(3)        23.8%
  150 Chestnut Street
  San Francisco, CA 94111

Kevin Wendle ................................................           908,100(4)         6.7%
  150 Chestnut Street
  San Francisco, CA 94111

Lon E. Otremba ..............................................            91,639(5)       *
  150 Chestnut Street
  San Francisco, CA 94111

Jonathan Rosenberg ..........................................            14,376(6)       *
  1375 Plainfield Avenue
  Watchung, NJ 07060

John C. "Bud" Colligan ......................................            20,000(6)       *
  300 Townsend, Suite 310W
  San Francisco, CA 94103

Mitchell Kertzman ...........................................            20,000(6)       *
  6475 Christie Avenue
  Emeryville, CA 94608

Douglas Hamilton ............................................           346,606(7)         2.6%
  1230 Avenue of the Americas
  New York, NY 10020-1513

                                                                   AMOUNT AND
                                                                   NATURE OF        PERCENT OF
                                                                   BENEFICIAL       OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                              OWNERSHIP(1)        SHARES
-------------------------------------------------------------  ------------------  -------------
Eric Robison ................................................         2,817,727(8)        20.9%
  110 110th Avenue, Suite 350
  Bellevue, WA 98004

William Savoy ...............................................         2,817,727(8)        20.9%
  110 110th Avenue, Suite 350
  Bellevue, WA 98004

Vulcan Ventures Incorporated ................................         2,797,727(9)        20.8%
  110 110th Avenue, Suite 350
  Bellevue, WA 98004

All executive officers and directors as a group (10
  persons) ..................................................        10,130,133           72.0%

------------------------
*   Less than one percent

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Percentages are based on the total number of shares outstanding at April 10, 1997, plus the total number of outstanding options or warrants held by each person that are exercisable within 60 days of such date. Shares issuable upon exercise of outstanding options and warrants, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

(2) Includes 20,112 shares owned by members of Mr. Minor's immediate family and 120,000 shares held by a trust for the benefit of Mr. Minor's descendants, as to which he disclaims beneficial ownership.

(3) Includes 223,139 shares held by Mr. Bonnie's parents and brother and a trust for the benefit of his brother, as to which Mr. Bonnie disclaims beneficial ownership, 8,735 shares held by a trust for Mr. Bonnie's benefit, 66,069 shares held by a partnership controlled by Mr. Bonnie, and 14,700 shares issuable upon exercise of a warrant held by such partnership.

(4) Includes 222,384 shares subject to options granted under the 1994 Plan that are exercisable within 60 days and 23,292 shares held by a trust for Mr. Wendle's benefit.

(5) Includes 84,004 shares subject to options granted under the 1994 Plan that are exercisable within 60 days.

(6) Consists of shares subject to options granted under the 1994 Plan that are exercisable within 60 days.

(7) Includes 119,906 shares held by USA Networks and 206,700 shares subject to a warrant held by USA Networks that became exercisable on July 1, 1996, as to which Mr. Hamilton, an officer of USA Networks, disclaims beneficial ownership. Also includes 20,000 shares subject to options granted under the 1994 Plan, which have been transferred by Mr. Hamilton to USA Networks.

(8) Includes 2,797,727 shares held by Vulcan or issuable upon exercise of warrants held by Vulcan, as to which such director, who serves as an office of Vulcan, disclaims beneficial ownership. See Note (9) below. Also includes 20,000 shares subject to options granted under the 1994 Plan that are exercisable within 60 days.

(9) Includes 110,250 shares issuable upon exercise of warrants held by Vulcan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. The Company believes that all filings required to be made by the Reporting Persons during the fiscal year ended December 31, 1996 were made on a timely basis.

                                   MANAGEMENT

    The following table sets forth the names, ages and positions of the Named Executive Officers and directors of the Company as of April 1, 1997. Their respective backgrounds are described following the table:

                                                                   PRINCIPAL OCCUPATION                           DIRECTOR
NAME                               AGE                                 OR EMPLOYMENT                                SINCE
-----------------------------      ---      -------------------------------------------------------------------  -----------
Halsey M. Minor(3)...........          32   Chairman of the Board, President, and Chief Executive Officer              1992

Shelby W. Bonnie(1)..........          32   Executive Vice President, Chief Operating Officer, Chief Financial         1993
                                              Officer, Secretary, and Director

Kevin Wendle(2)..............          38   Executive Producer of TV.COM, Executive Consultant, and Director           1994

Lon E. Otremba...............          40   Executive Vice President of Network Sales                                --

Jonathan Rosenberg...........          45   Executive Vice President of Technology                                   --

John C. "Bud" Colligan(2)....          42   Director                                                                   1996

Douglas Hamilton(1)..........          57   Director                                                                   1996

Mitchell Kertzman(3).........          48   Director                                                                   1996

Eric Robison(1)..............          37   Director                                                                   1994

William Savoy(2).............          32   Director                                                                   1994

------------------------

(1) Nominee for Class I Director

(2) Class II Director

(3) Class III Director

    HALSEY M. MINOR founded CNET in December 1992 and has served as Chairman of the Board, President and Chief Executive Officer since that time. From October 1991 until founding CNET, Mr. Minor was employed by Russell Reynolds Associates, Inc., an executive search firm, where he worked directly for Russell Reynolds, Jr., the founder, Chairman and Chief Executive Officer. From July 1989 to June 1990, Mr. Minor was the Chief Executive Officer of Global Publishing Corporation, a producer of computer-based multimedia business training applications distributed over computer networks. Prior to founding Global Publishing Corporation, Mr. Minor spent two years working as an investment banker for Merrill Lynch Capital Markets in New York.

    SHELBY W. BONNIE has served as Executive Vice President, Chief Operating Officer, Chief Financial Officer and a director of the Company since July 1993. From 1990 until joining the Company in 1993, Mr. Bonnie was a Managing Director of Tiger Management Corporation, a New York based investment managing firm. From 1992 to 1993, Mr. Bonnie also served as a General Partner of Lynx Capital, where he was responsible for oversight of a $90 million private equity fund. From 1986 to 1988, Mr. Bonnie worked as a financial analyst in the mergers and acquisitions department at Morgan Stanley & Co. Inc.

    KEVIN WENDLE, an Emmy-award winning television producer, joined the Company in December 1993 as Executive Vice President and President of the Company's television division, and he became Executive Producer of the Company's Internet division in 1995. Mr. Wendle has served as a director of the Company since December 1993. From March 1991 to December 1993, Mr. Wendle operated his own independent production company, Kevin Wendle Productions, Inc. From November 1989 to March 1991, Mr. Wendle was the Chief Operating Officer of Quincy Jones Entertainment Company, a joint venture between Quincy Jones and Time Warner. Prior to joining Quincy Jones Entertainment Company, Mr. Wendle was one of the six founding members of the team that launched the Fox Broadcasting Company. Effective March 1, 1997, Mr. Wendle resigned as an officer of the Company, and he has resigned as an employee of the Company effective May 1, 1997. Mr. Wendle will continue to serve as an Executive Producer of the Company's TV.COM television services and will perform other advisory and consulting services for the Company until November 30, 1997.

    LON E. OTREMBA joined CNET in August 1994 as Executive Vice President of Network Sales. From 1991 to August 1994, Mr. Otremba worked at Ziff-Davis Publishing Company as Associate Publisher of PC Magazine. From 1987 to 1991, Mr. Otremba worked at CMP Publications, where he was responsible for publishing VAR Business. Before joining CMP, Mr. Otremba worked in a variety of sales and management capacities at Lebhar Friedman Publishing and as a product manager for Procter & Gamble.

    JONATHAN ROSENBERG has served as the Executive Vice President of Technology for CNET since joining the Company in February 1995. Prior to joining CNET, Mr. Rosenberg worked as project manager for Bellcore's Multimedia and Information Access division, where he was involved in a range of projects, including low-bandwidth multimedia, multimedia e-mail, electronic magazines, video dialtone and server research. Prior to joining Bellcore, Mr. Rosenberg was associate director of Carnegie Mellon University's Information Technology Center, where he led a team that designed and implemented the networking and computer infrastructure for the university, which is still in use today. Mr. Rosenberg received a Ph.D in computer science from Carnegie Mellon University in 1983, where he was a Hertz Fellow from 1981 to 1983.

    JOHN C. "BUD" COLLIGAN became a director of the Company in May 1966. From December 1992 to November 1996, Mr. Colligan was Chief Executive Officer of Macromedia, Inc., a multimedia software company. Mr. Colligan is currently Chairman of the Board of Macromedia, Inc. From 1988 to 1992, Mr. Colligan was Chief Executive Officer of Authorware, Inc., which merged with Macromind.Paracamp in March 1992 to form Macromedia. From May 1983 to December 1988, Mr. Colligan was employed by Apple Computer, Inc. in a variety of positions, most recently as Director of Marketing and Sales for Higher Education. Mr. Colligan is a director of Macromedia, Inc. and S3 Corporation.

    DOUGLAS HAMILTON became a director of the Company in 1996. Since January 1994, Mr. Hamilton has served as Chief Financial Officer and Senior Vice President of Administration of USA Networks, and from April 1986 to January 1994, Mr. Hamilton served as Vice President of Finance and Administration of USA Networks. For the eighteen years prior to joining USA Networks, Mr. Hamilton was employed by W.R. Grace & Co., where he worked in a variety of positions, including, most recently, Vice President of Finance and Administration for GHL Management, Inc.

    MITCHELL E. KERTZMAN became a director of the Company in May 1996. Since July 1996, Mr. Kertzman has served as President and Chief Executive Officer of Sybase, Inc., a leading provider of enterprise database software which Mr. Kertzman joined in February 1995 as Executive Vice President. Prior to joining Sybase, Inc., Mr. Kertzman served as Chief Executive Officer and a director of Powersoft Corporation, a leading provider of application development tools since its organization in 1974. Powersoft Corporation was acquired by Sybase, Inc. in February 1995. Mr. Kertzman is a director of Sybase, Inc. and Shiva Corporation.

    ERIC ROBISON became a director of the Company in December 1994. Since January 1994, Mr. Robison has served as Business Development Associate of Vulcan Ventures Inc. ("Vulcan"), a venture capital firm owned by Paul Allen, a co-founder of Microsoft Corporation. Prior to joining Vulcan, Mr. Robison was co-founder and Vice President of The Stanton Robison Group, Inc., a business development, marketing and advertising consultant firm. Mr. Robison also served in key marketing management positions with SGS, Inc., Ashton-Tate, Inc. and Denny's Inc. Mr. Robison serves on the Board of Directors of Egghead Corporation and ARI Network Services, Inc.

    WILLIAM SAVOY became a director of the Company in December 1994. Since 1990, Mr. Savoy has served as Vice President of Vulcan. Since 1990, Mr. Savoy has also served as President of Vulcan Northwest Inc., a company wholly-owned by Mr. Allen. Mr. Savoy serves on the Board of Directors of Harbinger Corporation, Telescan, Inc., Ticket Master, Inc. and U.S. Satellite Broadcasting.

MEETING ATTENDANCE AND COMMITTEES OF THE BOARD

    The business of the Company is managed under the direction of the Board of Directors. The Board meets during the Company's fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. The Board of Directors held three formal meetings and acted by unanimous written consent six times during the fiscal year ended December 31, 1996. Mr. Wendle and Mr. Hamilton attended two of the three formal Board meetings held during 1996, and the other directors attended all of the meetings held subsequent to their election to the Board.

    The Board of Directors has established an Audit Committee and a Compensation Committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The functions of these committees and their current members are described below.

    AUDIT COMMITTEE. During the fiscal year, the Audit Committee was comprised of John C. "Bud" Colligan, Douglas Hamilton and Eric Robison. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent accountants, the scope of the annual audits, fees to be paid to the independent accountants and the accounting practices of the Company. The Audit Committee held its first formal meeting in January 1997.

    COMPENSATION COMMITTEE. During the fiscal year, the Compensation Committee was comprised of Mitchell Kertzman and William Savoy. The Compensation Committee advises the Board of Directors and consults with management concerning salaries, incentives and other forms of compensation for the officers and other employees of the Company and administers to the Company's existing Stock Option Plan and Employee Stock Purchase Plan. The Compensation Committee did not hold any formal meetings during 1996 but acted by unanimous consent 11 times.

    The Board of Directors does not have a standing nominating committee or any other committee performing a similar function. The function customarily attributable to a nominating committee is performed by the Board of Directors as a whole.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

    The following table sets forth information with respect to the compensation paid by the Company to the Named Executive Officers during fiscal 1996 and 1995:

                                                                                          LONG TERM
                                                                                        COMPENSATION
                                                                                           AWARDS
                                                         ANNUAL COMPENSATION            -------------
                                                --------------------------------------   SECURITIES
                                      FISCAL                            OTHER ANNUAL     UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR       SALARY      BONUS    COMPENSATION(1)   OPTIONS(#)    COMPENSATION
-----------------------------------  ---------  ----------  ---------  ---------------  -------------  -------------
Halsey M. Minor ...................       1996  $  175,000         --            --              --              --
  Chairman of the Board, President        1995  $  175,000     --            --              --             --
  and Chief Executive Officer

Shelby W. Bonnie ..................       1996  $  160,000         --            --              --              --
  Executive Vice President, Chief         1995  $  160,000     --            --              --             --
  Operating Officer, Chief
  Financial Officer and Secretary

Kevin Wendle(2) ...................       1996  $  350,000         --            --           8,100              --
  Executive Producer of TV.COM            1995  $  212,500     --            --              --             --

Lon E. Otremba ....................       1996  $  199,000         --            --          10,000              --
  Executive Vice President of             1995  $  172,000     --            --              --             --
  Network Sales

Jonathan Rosenberg ................       1996  $  142,500         --            --          27,500              --
  Executive Vice President of             1995  $  111,000(3)    --          --              45,000         --
  Technology

------------------------

(1) In each case, the aggregate value of perquisites and other personal benefits does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the Named Executive Officer.

(2) Pursuant to a letter agreement with the Company dated February 20, 1997, Mr. Wendle resigned as Executive Vice President, President of the Company's television division, and Executive Producer of the Company's Internet division effective March 1, 1997, and Mr. Wendle has resigned as an employee of the Company effective May 1, 1997. See "--Employment Agreements."

(3) Mr. Rosenberg joined the Company in February 1995.

    During 1996, options to purchase an aggregate of 864,200 shares of Common Stock at fair market value as of the date of grant were granted under the Company's existing 1994 Stock Option Plan. The following table provides information regarding stock options granted during 1996 to the Named Executive Officers.

                           OPTION GRANTS DURING 1996

                                                                                  INDIVIDUAL GRANTS
                                                              ----------------------------------------------------------
                                                                                  % OF TOTAL
                                                                  NUMBER OF         OPTIONS
                                                                 SECURITIES       GRANTED TO
                                                                 UNDERLYING        EMPLOYEES     EXERCISE
                                                                   OPTIONS          DURING         PRICE     EXPIRATION
NAME                                                             GRANTED(#)          1996        ($/SHARE)      DATE
------------------------------------------------------------  -----------------  -------------  -----------  -----------
Halsey M. Minor.............................................         --               --            --           --
Shelby W. Bonnie............................................         --               --            --           --
Kevin Wendle................................................          8,100              0.9%    $   14.00      6/05/06
Lon E. Otremba..............................................         10,000              1.2%    $   12.25      8/16/06
Jonathan Rosenberg..........................................          7,500              0.9%    $    8.59      4/01/06
                                                                     20,000              2.3%    $   12.25      8/16/06

    The following table sets forth information regarding the exercise of stock options by the Named Executive Officers during 1996 and year-end option values:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES

                                                                                         VALUE OF UNEXERCISED
                                                             NUMBER OF UNEXERCISED           IN-THE-MONEY
                              SHARES                          OPTIONS AT YEAR-END        OPTIONS AT YEAR-END
                            ACQUIRED ON       VALUE        -------------------------  --------------------------
NAME                        EXERCISE(*)    REALIZED($)     EXERCISABLE  UNEXERCISABLE EXERCISABLE   UNEXERCISABLE
--------------------------  -----------  ----------------  -----------  ------------  ------------  ------------
Halsey M. Minor...........      --              --             --            --            --            --
Shelby W. Bonnie..........      --              --             --            --            --            --
Kevin Wendle..............     685,716(1)  $    4,311,073(2)    160,173      61,671   $  4,360,144   $1,582,981
Lon E. Otremba............      --              --             45,000        55,000   $  1,220,850   $1,388,350
Jonathan Rosenberg........      --              --             11,250        61,250   $    299,138   $1,385,488

------------------------

(1) Mr. Wendle exercised options to purchase 136,500 shares of Common Stock and 366,144 shares of Series B Preferred Stock, which were automatically converted into 549,216 shares of Common Stock at the closing of the Company's initial public offering.

(2) Reflects an estimate of the fair market value in April 1996, prior to the Company's initial public offering.

DIRECTOR COMPENSATION

    The Company does not pay cash compensation to its directors, but does reimburse directors for expenses incurred in attending board and committee meetings. Under the Company's 1994 Plan, each non-employee director received an automatic grant of nonqualified stock options on June 5, 1996 to purchase 20,000 shares of Common Stock at an exercise price of $14.00 per share. Non-employee directors elected to the Board in the future will automatically receive, upon such election, nonqualified stock options to purchase 20,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. In addition, each non-employee director serving on June 30 of each subsequent year (beginning on June 30, 1997) will automatically receive nonqualified stock options to purchase 5,000 shares of Common Stock. All of the options granted pursuant to these provisions will be immediately exercisable on the date of grant, but the Common Stock issued upon exercise will be subject to repurchase by the Company at original cost. This repurchase right will lapse, and the optionee's rights with respect with respect to each grant will vest, in a series of 48 equal monthly installments following the date of grant, for so long as the optionee remains a director of the Company. In addition, vesting will automatically accelerate upon any sale of the Company through a merger, recapitalization, reorganization, asset sale, tender offer or similar event. The 1997 Plan contains identical terms and provisions with respect to automatic grants of nonqualified stock options to non-employee directors; provided that, to the extent a non-employee director receives option grants under the 1994 Plan, such director will not receive a duplicate option grant under the 1997 Plan.

EMPLOYMENT AGREEMENTS

    The Company entered into employment agreements with Mr. Minor and Mr. Bonnie in October 1994, pursuant to which Mr. Minor agreed to serve as Chief Executive Officer of the Company and Mr. Bonnie agreed to serve as Chief Operating Officer and Chief Financial Officer. The employment agreements provide that Mr. Minor and Mr. Bonnie will receive annual base salaries of $175,000 and $160,000, respectively, as well as bonuses in the discretion of the Board of Directors. Each agreement has an initial term of three years (until October 19, 1997), unless employment is terminated earlier for cause.

    Pursuant to a letter agreement dated February 20, 1997 between Mr. Wendle and the Company, Mr. Wendle resigned as an officer of the Company effective March 1, 1997, and Mr. Wendle has resigned as an employee of the Company effective May 1, 1997. Mr. Wendle will continue to serve as an Executive Producer of the Company's TV.COM television services and will perform other advisory and consulting services for the Company until November 30, 1997. Under this agreement, Mr. Wendle received full compensation under his preexisting employment agreement through February 28, 1997; from March 1, 1997 until November 30, 1997, Mr. Wendle will receive a monthly salary of $500; and he will be entitled to receive 25% of any Net Proceeds (as defined in his employment agreement) earned by the Company through February 28, 2001 from the Company's television series TV.COM.

    The Company entered into an employment agreement with Mr. Otremba in August 1994, which was amended and extended in April 1996. The term of the agreement expires on August 21, 1997 unless Mr. Otremba's employment is terminated earlier for cause. The agreement provides for an annual base salary of $200,000 through August 21, 1996 and $215,000 for the year ended August 21, 1997.

    The Company entered into an employment agreement with Mr. Rosenberg in February 1995, which was amended and extended in September 1995. The term of the agreement expires on February 20, 1999 unless Mr. Rosenberg's employment is terminated earlier for cause. The agreement provides for an annual base salary of $136,500 through February 21, 1997, increasing to $143,300 for the year ended February 20, 1998 and $149,000 for the year ended February 20, 1999. As of April 1, 1996, the Company increased Mr. Rosenberg's annual base salary to $145,000, and as of January 6, 1997, the Company increased Mr. Rosenberg's annual base salary to $165,000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In May 1995, Vulcan loaned $3.0 million to the Company pursuant to a 9% promissory note that matured in November 1995. In connection with this loan, the Company issued Vulcan a five year warrant that entitles Vulcan to purchase 55,125 shares of Common Stock at an exercise price of $2.41 per share.

    In November 1995 and January 1996, the Company sold an aggregate of 586,896 shares of Series D Convertible Preferred Stock in a private placement for an aggregate price of $7.6 million ($8.59 per share on a common equivalent basis). Mr. Bonnie purchased 12,842 shares in this private placement, and members of his immediate family and certain trusts for the benefit of Mr. Bonnie and members of his immediate family purchased an additional 34,938 shares. Vulcan purchased 242,108 shares in this private placement through cancellation of a $3.0 million promissory note issued in May 1995 (together with accrued interest in the amount of $118,351). On July 2, 1996 (the date of the Company's initial public offering), each outstanding share of Series D Convertible Preferred Stock was converted automatically into 1.5 shares of Common Stock.

    In January 1996, a partnership controlled by Mr. Bonnie loaned $800,000 to the Company pursuant to an 8% promissory note scheduled to mature in August 1996. In consideration for this loan, the Company issued the partnership a five year warrant that entitles the partnership to purchase 14,700 shares of Common Stock at an exercise price of $8.59 per share.

    In February 1996, Vulcan loaned an additional $3.0 million to the Company pursuant to an 8% promissory note scheduled to mature in August 1996. In consideration for this loan, the Company issued Vulcan a five year warrant that entitles Vulcan to purchase 55,125 shares of Common Stock at an exercise price of $8.59 per share.

    In April 1996, the Company sold an aggregate of 453,169 shares of Series E Convertible Preferred Stock in a private placement for an aggregate price of $8.4 million ($12.33 per share on a common equivalent basis). Mr. Bonnie purchased 10,000 shares in this private placement, and the partnership that Mr. Bonnie controls purchased 44,046 shares through cancellation of an $800,000 promissory note issued in January 1996 (together with accrued interest in the amount of $14,851). Vulcan purchased 164,501 shares in this private placement through cancellation of a $3.0 million promissory note issued in February 1996 (together with accrued interest in the amount of $43,268). On July 2, 1996, each outstanding share of Series E Convertible Preferred Stock was converted automatically into 1.5 shares of Common Stock.

    The Company believes that all of the transactions described above were on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All of the Company's securities referenced above were sold at prices equal to the fair market value of such securities, as determined by the Board of Directors, on the date of issuance.

    In April 1996, Mr. Wendle exercised certain options, which were granted to him under the Company's existing Stock Option Plan, to purchase 366,144 shares of the Company's Series B Convertible Preferred Stock for an aggregate exercise price of $366,144 ($.067 per share on a common equivalent basis) and 136,500 shares of Common Stock for an aggregate exercise price of $328,510 ($2.41 per share). Of the aggregate exercise price of $694,654, $100,000 was paid in cash and the remaining $594,654 was paid with a promissory note executed by Mr. Wendle, bearing interest at 8% per annum and maturing on April 30, 1997.

    Although the Company has no present intention to do so, it may in the future enter into other transactions and agreements incident to its business with its directors, officers, principal stockholders and other affiliates. The Company intends for all such transactions and agreements to be on terms no less favorable to the Company than those obtainable from unaffiliated third parties on an arm's-length basis. In addition, the approval of a majority of the company's disinterested directors will be required for any such transactions or agreements.

                             STOCKHOLDER PROPOSALS

    A proper proposal submitted by a stockholder in accordance with applicable rules and regulations for presentation at the Company's next annual meeting that is received at the Company's principal executive office by December 24, 1997 will be included in the Company's proxy statement and form of proxy for that meeting.

                        PERSONS MAKING THE SOLICITATION

    The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The cost of soliciting proxies in the accompanying form will be paid by the Company. Officers of the Company may solicit proxies by mail, telephone or telegraph. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of the Common Stock.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    KPMG Peat Marwick LLP, independent certified public accountants, has been selected by the Board of Directors as the Company's independent auditor for the current year. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

    The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the Company.

                              FINANCIAL STATEMENTS

    THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB. REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, CNET, INC., 150 CHESTNUT, SAN FRANCISCO, CALIFORNIA 94111; TELEPHONE NUMBER: (415) 395-7800; FAX
NUMBER: (415) 395-9205.

                                          BY ORDER OF THE BOARD OF DIRECTORS,
                                          SHELBY W. BONNIE,
                                          EXECUTIVE VICE PRESIDENT, CHIEF
                                          OPERATING OFFICER, CHIEF FINANCIAL
                                          OFFICER, AND SECRETARY

April 23, 1997

                                                                       EXHIBIT A

                                   CNET, INC.
                             1997 STOCK OPTION PLAN

    1. PURPOSE OF THE PLAN. This Plan shall be known as the CNET, Inc. 1997 Stock Option Plan. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide incentives to such personnel to promote the success of the business of CNET, Inc. and its subsidiaries.

    Certain options granted under this Plan are intended to qualify as "incentive stock options" pursuant to Section 422 of the Internal Revenue Code of 1986, as amended from time to time, while certain other options granted under the Plan will constitute nonqualified options.

    2.  DEFINITIONS.  As used herein, the following definitions shall apply:

    "BOARD" means the Board of Directors of the Corporation.

    "COMMON STOCK" means the Common Stock, $.0001 par value per share, of the Corporation. Except as otherwise provided herein, all Common Stock issued pursuant to the Plan shall have the same rights as all other issued and outstanding shares of Common Stock, including, but not limited to, voting rights, the right to dividends, if declared and paid, and the right to pro rata distributions of the Corporation's assets in the event of liquidation.

    "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

    "COMMITTEE" means the committee described in SECTION 18 that administers the Plan or, if no such committee has been appointed, the full Board.

    "CONSULTANT" means any consultant or advisor who renders bona fide services to the Corporation or one of its Subsidiaries, which services are not in connection with the offer or sale of securities in a capital-raising transaction.

    "CORPORATION" means CNET, Inc., a Delaware corporation.

    "DATE OF GRANT" means the date on which an Option is granted pursuant to this Plan or, if the Board or the Committee so determines, the date specified by the Board or the Committee as the date the award is to be effective.

    "EMPLOYEE" means any officer or other employee of the Corporation or one of its Subsidiaries (including any director who is also an officer or employee of the Corporation or one of its Subsidiaries).

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "EXERCISE PRICE" means the option price for a share of Common Stock subject to an Option.

    "FAIR MARKET VALUE" means the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Common Stock on the trading day immediately prior to the date specified as reported by the principal national exchange or trading system on which the Common Stock is then listed or traded. If there is no reported price information for the Common Stock, the Fair Market Value will be determined by the Board or the Committee, in its sole discretion. In making such determination, the Board or the Committee may, but shall not be obligated to, commission and rely upon an independent appraisal of the Common Stock.

    "INSIDER" means any officer, director, or 10% stockholder of the Corporation.

    "NON-EMPLOYEE DIRECTOR" means an individual who is a "non-employee director" as defined in Rule 16b-3 under the Exchange Act.

    "NONQUALIFIED OPTION" means any Option that is not a Qualified Option.

    "OPTION" means a stock option granted pursuant to SECTION 6 of this Plan.

    "OPTIONEE" means any Employee, Consultant or director who receives an Option.

    "OUTSIDE DIRECTOR" means an individual who is an "outside director" within the meaning of Treasury Regulation 1.162-27(e)(3).

    "PLAN" means this CNET, Inc. 1997 Stock Option Plan, as amended from time to time.

    "QUALIFIED OPTION" means any Option that is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

    "RULE 16B-3" means Rule 16b-3 of the rules and regulations under the Exchange Act, as Rule 16b-3 may be amended from time to time, and any successor provisions to Rule 16b-3 under the Exchange Act.

    "SUBSIDIARY" means any now existing or hereinafter organized or acquired company of which at least fifty percent (50%) of the issued and outstanding voting stock is owned or controlled directly or indirectly by the Corporation or through one or more Subsidiaries of the Corporation.

    3. TERM OF PLAN. The Plan has been adopted by the Board effective as of April 16, 1997. To permit the granting of Qualified Options under the Code, and to qualify awards of Options hereunder as "performance based" under Section 162(m) of the Code, the Plan will be submitted for approval by the stockholders of the Corporation by the affirmative votes of the holders of a majority of the shares of Common Stock then issued and outstanding, for approval no later than the next annual meeting of stockholders. If the Plan is not so approved by the stockholders of the Corporation, then any Options previously granted under the Plan will be Nonqualified Options, regardless of whether the option agreements relating thereto purport to grant Qualified Options. The Plan shall continue in effect until terminated pursuant to SECTION 18.

    4. SHARES SUBJECT TO THE PLAN. Except as otherwise provided in SECTION 17 hereof, the aggregate number of shares of Common Stock issuable upon the exercise of Options granted pursuant to this Plan shall be 1,000,000 shares. Such shares may either be authorized but unissued shares or treasury shares. The Corporation shall, during the term of this Plan, reserve and keep available a number of shares of Common Stock sufficient to satisfy the requirements of the Plan. If an Option should expire or become unexercisable for any reason without having been exercised in full, then the shares that were subject thereto shall, unless the Plan has terminated, be available for the grant of additional Options under this Plan, subject to the limitations set forth above.

    5. ELIGIBILITY. Qualified Options may be granted under SECTION 6 of the Plan to such Employees of the Corporation or its Subsidiaries as may be determined by the Board or the Committee. Nonqualified Options may be granted under SECTION 6 of the Plan to such Employees, Consultants and directors of the Corporation or its Subsidiaries as may be determined by the Board or the Committee. Subject to the limitations and qualifications set forth in this Plan, the Board or the Committee shall also determine the number of Options to be granted, the number of shares subject to each Option grant, the exercise price or prices of each Option, the vesting and exercise period of each Option, whether an Option may be exercised as to less than all of the Common Stock subject thereto, and such other terms and conditions of each Option, if any, as are consistent with the provisions of this Plan. In connection with the granting of Qualified Options, the aggregate Fair Market Value (determined at the Date of Grant of a Qualified Option) of the shares with respect to which Qualified Options are exercisable for the first time by an Optionee during any calendar year (under all such plans of the Optionee's employer corporation and its parent and subsidiary corporations as defined in Section 424(e) and (f) of the Code, or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming an Option in a transaction to which Section 424(a) of the Code applies (collectively, such corporations described in this sentence are hereinafter referred to as "Related Corporations")) shall not exceed $100,000 or such other amount as from time to time provided in Section 422(d) of the Code or any successor provision.

    6. GRANT OF OPTIONS. Except as provided in SECTION 18, the Board or the Committee shall determine the number of shares of Common Stock to be offered from time to time pursuant to Options granted hereunder and shall grant Options under the Plan. The grant of Options shall be evidenced by Option agreements containing such terms and provisions as are approved by the Board or the Committee and executed on behalf of the Corporation by an appropriate officer. In connection with the granting of any Options under the Plan, the aggregate number of shares of Common Stock issuable upon exercise of Options granted to any single Optionee shall not exceed 1,000,000 shares.

    7. TIME OF GRANT OF OPTIONS. The Date of Grant of an Option under the Plan shall be the date on which the Board or the Committee awards the Option or, if the Board or the Committee so determines, the date specified by the Board or the Committee as the date the award is to be effective. Notice of the grant shall be given to each Optionee promptly after the date of such grant.

    8. PRICE. The Exercise Price for each share of Common Stock subject to an Option granted pursuant to SECTION 6 of the Plan shall be determined by the Board or the Committee at the Date of Grant; provided, however, that (a) the Exercise Price for any Option shall not be less than 100% of the Fair Market Value of the Common Stock at the Date of Grant, and (b) if the Optionee owns on the Date of Grant more than 10 percent of the total combined voting power of all classes of stock of the Corporation or its parent or any of its subsidiaries, as more fully described in Section 422(b)(6) of the Code or any successor provision (such stockholder is referred to herein as a "10-PERCENT STOCKHOLDER"), the Exercise Price for any Qualified Option granted to such Optionee shall not be less than 110% of the Fair Market Value of the Common Stock at the Date of Grant.

    9. VESTING. Subject to SECTION 11 of this Plan, each Option shall vest or be subject to forfeiture in accordance with the provisions set forth in the applicable Option agreement. The Board or the Committee may, but shall not be required to, permit acceleration of vesting or termination of forfeiture provisions upon any sale of the Corporation or similar transaction. An Option agreement may contain such additional provisions with respect to vesting as the Board or the Committee may specify.

    10. EXERCISE. An Optionee may pay the Exercise Price of the shares of Common Stock as to which an Option is being exercised by the delivery of cash, check or, at the Corporation's option, by the delivery of shares of Common Stock having a Fair Market Value on the exercise date equal to the Exercise Price.

    If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, as amended, any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of an Optionee if
(a) the broker-dealer has received from the Optionee or the Corporation a fully-and duly-endorsed agreement evidencing such Option, together with instructions signed by the Optionee requesting the Corporation to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited, (b) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (c) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.

    11. WHEN QUALIFIED OPTIONS MAY BE EXERCISED. No Qualified Option shall be exercisable at any time after the expiration of ten (10) years from the Date of Grant; PROVIDED, HOWEVER, that if the Optionee with respect to a Qualified Option is a 10-Percent Stockholder on the Date of Grant of such Qualified Option, then such Option shall not be exercisable after the expiration of five
(5) years from its Date of Grant. In addition, if an Optionee of a Qualified Option ceases to be an employee of the Corporation or any related corporation for any reason, such Optionee's vested Qualified Options shall not be exercisable after (a) 90 days following the date such Optionee ceases to be an employee of the Corporation or any related corporation, if such cessation of service is not due to the death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) of the Optionee, or (b) twelve months following the date such Optionee ceases to be an employee of the Corporation or any related corporation, if such cessation of service is due to the death or permanent and total disability (as defined above) of the Optionee. Upon the death of an Optionee, any vested Qualified Option exercisable on the date of death may be exercised by the Optionee's estate or by a person who acquires the right to exercise such Qualified Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining option term of the Qualified Option and twelve months after the date of the Optionee's death. This SECTION 11 only provides the outer limits of allowable exercise dates with respect to Qualified Options; the Board or the Committee may determine that the exercise period for a Qualified Option shall have a shorter duration than as specified above.

    12. OPTION FINANCING. Upon the exercise of any Option granted under the Plan, the Corporation may, but shall not be required to, make financing available to the Optionee for the purchase of shares of Common Stock pursuant to such Option on such terms as the Board or the Committee may specify.

    13. WITHHOLDING OF TAXES. The Board or the Committee shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Corporation is required by any law or regulation of any governmental authority to withhold in connection with any Option including, but not limited to, withholding the issuance of all or any portion of the shares of Common Stock subject to such Option until the Optionee reimburses the Corporation for the amount it is required to withhold with respect to such taxes, canceling any portion of such issuance in an amount sufficient to reimburse the Corporation for the amount it is required to withhold or taking any other action reasonably required to satisfy the Corporation's withholding obligation.

    14. CONDITIONS UPON ISSUANCE OF SHARES. The Corporation shall not be obligated to sell or issue any shares upon the exercise of any Option granted under the Plan unless the issuance and delivery of shares complies with all provisions of applicable federal and state securities laws and the requirements of any national exchange or trading system on which the Common Stock is then listed or traded.

    As a condition to the exercise of an Option, the Corporation may require the person exercising the Option or receiving the grant to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of applicable federal and state securities laws.

    The Corporation shall not be liable for refusing to sell or issue any shares covered by any Option if the Corporation cannot obtain authority from the appropriate regulatory bodies deemed by the Corporation to be necessary to sell or issue such shares in compliance with all applicable federal and state securities laws and the requirements of any national exchange or trading system on which the Common Stock is then listed or traded. In addition, the Corporation shall have no obligation to any Optionee, express or implied, to list, register or otherwise qualify the shares of Common Stock covered by any Option.

    No Optionee will be, or will be deemed to be, a holder of any Common Stock subject to an Option unless and until such Optionee has exercised his or her Option and paid the purchase price for the subject shares of Common Stock. Each Qualified Option under this Plan shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by such Optionee. Each Nonqualified Option under this Plan shall be transferable only by will, the laws of descent and distribution, pursuant to a domestic relations order issued by a court of competent jurisdiction, or to a trust established by the Optionee for estate planning purposes.

    15. RESTRICTIONS ON SHARES. Shares of Common Stock issued pursuant to the Plan may be subject to restrictions on transfer under applicable federal and state securities laws. The Board may impose such additional restrictions on the ownership and transfer of shares of Common Stock issued pursuant to the Plan as it deems desirable; any such restrictions shall be set forth in any Option agreement entered into hereunder.

    16. MODIFICATION OF OPTIONS. Except as provided in SECTION 18 of this Plan, at any time and from time to time, the Board or the Committee may execute an instrument providing for modification, extension or renewal of any outstanding Option, provided that no such modification, extension or renewal shall impair the Option without the consent of the holder of the Option. Notwithstanding the foregoing, in the event of such a modification, substitution, extension or renewal of a Qualified Option, the Board or the Committee may increase the exercise price of such Option if necessary to retain the qualified status of such Option.

    17. EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN. In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting stockholders) shall be changed into or exchanged for a different number or kind of shares of stock of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise), or in the event a stock split or stock dividend occurs, then there shall be substituted for each share of Common Stock then subject to Options or available for Options the number and kind of shares of stock into which each outstanding share of Common Stock (other than shares held by dissenting stockholders) shall be so changed or exchanged, or the number of shares of Common Stock as is equitably required in the event of a stock split or stock dividend, together with an appropriate adjustment of the Exercise Price. The Board may, but shall not be required to, provide additional anti-dilution protection to an Optionee under the terms of the individual's Option agreement.

    18.  ADMINISTRATION.

    (a) The Plan shall be administered by the Board or by a committee of the Board comprised solely of two or more Outside Directors appointed by the Board (the "COMMITTEE"). Options may be granted under SECTION 6, only (i) by the Board as a whole, or (ii) by majority agreement of the members of the Committee; provided that, if the Committee does not consist entirely of Non-Employee Directors, then Options may be granted to Insiders under SECTION 6 only by the Board as a whole. Option agreements, in the forms as approved by the Board or the Committee, and containing such terms and conditions consistent with the provisions of this Plan as are determined by the Board or the Committee, may be executed on behalf of the Corporation by the Chairman of the Board, the President or any Vice President of the Corporation. The Board or the Committee shall have complete authority to construe, interpret and administer the provisions of this Plan and the provisions of the Option agreements granted hereunder; to prescribe, amend and rescind rules and regulations pertaining to this Plan; to suspend or discontinue this Plan; and to make all other determinations necessary or deemed advisable in the administration of the Plan. The determinations, interpretations and constructions made by the Board or the Committee shall be final and conclusive. No member of the Board or the Committee shall be liable for any action taken, or failed to be taken, made in good faith relating to the Plan or any award thereunder, and the members of the Board or the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the fullest extent permitted by law.

    (b) Although the Board or the Committee may suspend or discontinue the Plan at any time, all Qualified Options must be granted within ten (10) years from the effective date of the Plan or the date the Plan is approved by the stockholders of the Corporation, whichever is earlier.

    (c) Each Outside Director will be eligible to receive automatic grants of Options as follows:

        (i) Each Outside Director will automatically be granted Nonqualified Options to purchase 20,000 shares of Common Stock (the "INITIAL GRANT") on the date such Outside Director is first elected to the Board.

        (ii) On June 30 of each year, each Outside Director then serving on the Board will automatically be granted Nonqualified Options to purchase 5,000 shares of Common Stock (each, an "ANNUAL GRANT"). The number of shares subject to Initial Grants and Annual Grants will be adjusted in accordance with SECTION 17.

       (iii) The purchase price for Common Stock subject to Initial Grants and Annual Grants will be 100% of the Fair Market Value of the Common Stock on the Date of Grant.

        (iv) All Options granted under this Section 18(c) will be evidenced by Option agreements substantially in the form of EXHIBIT A hereto.

        (v) All Options granted under this Section 18(c) will be exercisable on and after the Date of Grant until the earlier of (A) ten years after the Date of Grant, or (B) 90 days after the date such Outside Director is no longer a director of the Corporation or an officer or employee of the Corporation or a Related Corporation; provided that Common Stock issuable upon exercise of such Options will be subject to a repurchase option in favor of the Corporation, as set forth in the applicable Option agreement, until such shares vest, which will occur in equal monthly installments during the 48 months following the Date of Grant.

        (vi) This Section 18(c) may not be amended more than once every six months, other than to comport with changes in the Code or in the Employee Retirement Income Security Act of 1974, as amended, or changes in the rules promulgated thereunder, or other applicable law, unless, at the time of amendment, such limitation on amendments is not necessary in order for the Plan to comply with the requirements of Rule 16b-3 or the Corporation is not then subject to the provisions of Section 16 of the Exchange Act.

       (vii) Notwithstanding the foregoing, to the extent an Outside Director receives an automatic grant of Nonqualified Options under SECTION 18(C) of the Corporation's 1994 Stock Option Plan, as amended, such director is not eligible to receive a duplicate grant of Nonqualified Options under this
    SECTION 18(C).

    (d) Subject to any applicable requirements of Rule 16b-3 or of any national exchange or trading system on which the Common Stock is then listed or traded, the Board may amend any provision of this Plan in any respect in its discretion.

    19. CONTINUED EMPLOYMENT NOT PRESUMED. Nothing in this Plan or any document describing it nor the grant of any Option shall give any Optionee the right to continue in the employment of the Corporation or affect the right of the Corporation to terminate the employment of any such person with or without cause.

    20. LIABILITY OF THE CORPORATION. Neither the Corporation, its directors, officers or employees or the Committee, nor any Subsidiary which is in existence or hereafter comes into existence, shall be liable to any Optionee or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Qualified Option granted hereunder does not qualify for tax treatment as an incentive stock option under Section 422 of the Code.

    21. GOVERNING LAW. THE PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF STATE OF DELAWARE AND THE UNITED STATES, AS APPLICABLE, WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

    22. SEVERABILITY OF PROVISIONS. If any provision of this Plan is determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the remaining provisions of the Plan, but such invalid, illegal or unenforceable provision shall be fully severable, and the Plan shall be construed and enforced as if such provision had never been inserted herein.

                                   CNET, INC.
                             STOCK OPTION AGREEMENT

Optionee:

Effective Date of Grant:

Number of Shares Subject to Option:

Exercise Price per Share:

    WHEREAS, pursuant to the CNET, Inc. 1997 Stock Option Plan (the "Plan"), the Optionee identified above is eligible to receive an automatic grant of an option to purchase shares of the Company's common stock, par value $.0001 per share (the "Common Stock");

    NOW, THEREFORE, in consideration of the Optionee's service as a director of the Company and the mutual agreements and covenants contained in this Stock Option Agreement (the "Agreement"), the Company hereby grants to Optionee a non-qualified stock option (the "Option") to purchase the number of shares of Common Stock set forth above, at the per share exercise price set forth above, on the terms and conditions and subject to the restrictions set forth in this Agreement and in the Plan.

    1.  GENERAL PROVISIONS

    Subject to the other terms and provisions hereof, this Option is exercisable in full, as to all of the shares of Common Stock subject hereto, immediately upon grant and will remain exercisable until the earlier of (a) ten years after the Effective Date of Grant, or (b) 90 days after the date the Optionee is no longer a director of the Company or an officer or employee of the Company or a Related Corporation. The Company may suspend for a reasonable period or periods the time during which this Option may be exercised if, in the opinion of the Company, such suspension is required to enable the Company to remain in compliance with regulatory requirements relating to the issuance of shares of Common Stock.

    The Option is subject to the provisions of the Plan, which is incorporated in its entirety into this Agreement by this reference. A copy of the Plan has been provided to the Optionee by the Company, and the Optionee hereby acknowledges receipt of the Plan. Additional copies of the Plan are available from the Company upon request. All defined terms contained herein have the meanings provided in the Plan, except to the extent otherwise provided herein.

    2.  EXERCISE OF OPTION

    The Option may be exercised only by written notice (the "Exercise Notice") by the Optionee to the Company at its principal executive office. The Exercise Notice will be deemed given when deposited in the U. S. mails, postage prepaid, addressed to the Company at its principal executive office, or when delivered in person to an officer of the Company at that office. The date of exercise of the Option (the "Exercise Date") will be the date of the postmark if the notice is mailed or the date received if the notice is delivered other than by mail. The Exercise Notice will state the number of shares in respect of which the Option is being exercised and, if the shares for which the Option is being exercised are to be evidenced by more than one stock certificate, the denominations in which the stock certificates are to be issued. The Exercise Notice will be signed by the Optionee and will include the complete address and social security number of the Optionee.

    The Exercise Notice must be accompanied by payment of the aggregate Exercise Price of the shares purchased by cash or check payable to the order of the Company or by delivery of shares of Common Stock owned by the Optionee, in form satisfactory to the Company, tendered in full or partial payment of the Exercise Price. If shares of Common Stock are used to pay part or all of the Exercise Price, the value of such shares will be the Fair Market Value of the Common Stock on the Exercise Date.

    The certificates for shares of Common Stock as to which the Option has been exercised will be registered in the name of the Optionee and will be delivered to the Optionee at the address specified in the Exercise Notice. In exercising the Option, the Optionee will make payment or other arrangements (for example, by requesting that the Company withhold shares of Common Stock otherwise issuable upon such exercise) satisfactory to the Company for withholding federal and state taxes, if applicable, with respect to the shares acquired upon exercise of the Option. In the event the person exercising the Option is a transferee of the Optionee, the Exercise Notice will be accompanied by appropriate proof of the right of such transferee to exercise the Option.

    Subject to the limitations expressed herein, the Option may be exercised with respect to all or a part of the shares of Common Stock subject to it; provided, however, that no single partial exercise of the Option will result in the issuance of less than one-fourth (1/4) of the shares initially subject to the option.

    Neither the Optionee nor any person claiming under or through the Optionee will be or have any rights or privileges of a stockholder of the Company in respect of any of the shares issuable upon exercise of the Option, unless and until certificates representing such shares have been issued (as evidenced by the appropriate entry on the books of the Company).

    3.  REPURCHASE OPTION

    (a) VESTING. The shares of Common Stock issued or issuable upon exercise of the Option (the "Option Shares") will vest in 48 equal monthly installments, beginning on the first day of the first month beginning after the Effective Date of Grant, but only for so long as the Optionee remains a director of the Company; provided that all remaining unvested Option Shares will vest immediately upon a Sale of the Company. For such purposes, a "Sale of the Company" means a merger, consolidation, recapitalization, reorganization or sale, lease or transfer of all or substantially all of the Company's assets, or the completion of a tender offer for a majority of the Company's outstanding Common Stock, if the stockholders of the Company immediately before such transaction (or one or more persons or entities controlled by such stockholders) beneficially own, immediately after or as a result of such transaction, equity securities of the surviving or acquiring entity (or such entity's parent), possessing less than 51% of the voting power and equity interest in the surviving or acquiring entity (or its parent).

    (b) RESTRICTIONS ON TRANSFER. The Optionee may not sell, pledge or otherwise transfer unvested Option Shares, without the prior written consent of the Company, and the Company will retain all certificates evidencing unvested Option Shares on behalf of the Optionee.

    (c) REPURCHASE OPTION. If the Optionee ceases to be a director of the Company prior to the time at which all Option Shares are vested (unless the Optionee is removed as a director in connection with a Sale of the Company), the Company will have the option to repurchase any unvested Option Shares at a price equal to the exercise price paid to acquire such Option Shares (the "Repurchase Option"). The Company may exercise the Repurchase Option, in whole or in party, by giving written notice (the "Repurchase Notice") to the Optionee within 90 days following the date on which the Optionee ceases to be a director of the Company, which notice will indicate the number of Option Shares to be repurchased. If the Company elects to exercise the Repurchase Option, the closing of the purchase and sale will occur on the 60th day following delivery of the Repurchase Notice (or such earlier date as may be agreed between the Company and the Optionee). At such closing, the Company will deliver the consideration payable to the order of the Optionee, in the form of a company check, against delivery by the Optionee of certificates evidencing the Option Shares being so purchased, free and clear of all liens, claims and encumbrances and endorsed in good form for transfer.

    4.  GOVERNING LAW

    The parties agree that this Agreement will be governed by and construed in accordance with the substantive laws (but not the conflict of law principles) of the State of Delaware.

    5.  ENTIRE AGREEMENT

    Except for the Plan, this Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement will be binding unless executed in writing by the party to be charged therewith. No waiver of any of the provisions of this Agreement will be deemed to constitute a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver.

    6.  DUPLICATE ORIGINALS

    Duplicate originals of this document will be executed by both the Company and the Optionee, each of which will retain one duplicate original.

                                        CNET, INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                           -------------------------------------
                                        Title:
                                           -------------------------------------

ACCEPTED:

-----------------------------------
Name:
-----------------------------------

Address:
   --------------------------------

   --------------------------------

   --------------------------------
Telecopy:
   --------------------------------

                                 CNET, INC.
   BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS AT
                      9:00 A.M., THURSDAY, MAY 22, 1997
HYATT FISHERMAN'S WHARF, 55 NORTH POINT STREET, SAN FRANCISCO, CALIFORNIA 94133

The undersigned stockholder of CNET, Inc. (the "Company") hereby appoints Halsey M. Minor and Shelby W. Bonnie, or either of them, as proxies, each with full powers of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1), (2) AND (3), THIS PROXY WILL BE VOTED "FOR" SUCH ITEMS. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (4). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Receipt herewith of the Company's Annual Report and Notice of Meeting and Proxy Statement, dated April 23, 1997, is hereby acknowledged.

                     PLEASE SIGN, DATE AND MAIL TODAY.

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY / /


                               FOR all nominees               WITHHOLD
                                 listed below                 AUTHORITY
                            (except as provided to    to vote for all nominees
                              the contrary below)           listed below
(1) Election of Class I
    Directors:                      /   /                       /   /
    Shelby W. Bonnie,
    Douglas Hamilton and
    Eric Robison

    (INSTRUCTION: To withhold authority
    to vote for any individual nominee(s),
    write that nominee's name on the space
    provided below):

_____________________________________________

                                                   FOR      AGAINST     ABSTAIN
(2) Approval of CNET, Inc. 1997 New
    Stock Option Plan:                            /  /        /  /        /  /

                                                   FOR      AGAINST     ABSTAIN
(3) Ratification of KPMG Peat Marwick
    LLP, independent certified public             /  /       /  /        /  /
    accountants, to serve as the Company's
    independent auditors for the fiscal
    year ending December 31, 1997:

(4) On any other business that may properly come before the meeting; hereby revoking any proxy or proxies heretofore given by the undersigned.


                                Dated:__________________________________, 1997.

(Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor,_______________________ administrator, guardian or corporate officer, please give your FULL title.)

                                _______________________________________________
                                        (Signature of Stockholder(s))